Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 8, 2021, relating to the consolidated financial statements of Loral Space & Communications Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in Registration Statement No. 333-255518 on Form F-4 filed by Telesat Corporation on June 30, 2021.

/s/ Deloitte & Touche LLP

New York, New York

November 19, 2021